UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2016

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Ave, Suite 1000
Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 657-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, Christopher B. Hunt and Gary L. Whitlock were appointed as directors of the board of directors (the “Board”) of Enviva Partners GP, LLC (the “General Partner), the general partner of Enviva Partners, LP (the “Partnership”), effective immediately. The appointment of Mr. Hunt and Mr. Whitlock will increase the size of the Board to ten members. Mr. Whitlock was also appointed to serve as a member of the Board’s audit committee.

Mr. Hunt is a managing director of Riverstone Holdings LLC (“Riverstone”) and joined Riverstone in 2008. In addition to serving on the boards of a number of Riverstone portfolio companies and their affiliates, he also currently serves on the board of directors of NTR Plc. Prior to joining Riverstone, Mr. Hunt ran international power development and generation businesses for BP plc and Enron Corporation.

Mr. Hunt received his BA from Wesleyan University and his MBA from Columbia University. He has also completed various post-graduate programs at Harvard University, Stanford University, the Massachusetts Institute of Technology and Oxford University.

Mr. Hunt brings to the Board extensive experience in the renewable energy, conventional power and natural gas industries.

Mr. Whitlock served as Executive Vice President and Chief Financial Officer of CenterPoint Energy, Inc. (“CenterPoint”) from September 2002 until April 2015. From April 2015 until his retirement on October 1, 2015, he served as Special Advisor to the Chief Executive Officer of CenterPoint. While at CenterPoint, Mr. Whitlock was responsible for accounting, treasury, risk management, tax, strategic planning, business development, emerging businesses and investor relations. From July 2001 to September 2002, Mr.Whitlock served as Executive Vice President and Chief Financial Officer of the Delivery Group of Reliant Energy, Incorporated (“Reliant”).

Prior to joining Reliant, Mr. Whitlock served as Vice President of Finance and Chief Financial Officer of Dow AgroSciences LLC, a subsidiary of The Dow Chemical Company (“Dow”), from 1998 to 2001. He began his career with Dow in 1972, where he held a number of financial leadership positions, both in the United States and globally. While at Dow, Mr. Whitlock served on the boards of directors of various Dow entities.

Mr. Whitlock is a Certified Public Accountant and received a BBA in accounting from Sam Houston State University in 1972. He has previously served on the board of directors of Texas Genco Holdings, Inc., the board of directors of the general partner of Enable Midstream Partners, LP from March 2013 to August 2015,  the board of directors of KiOR, Inc. from December 2010 to June 2015, the board of directors of CHI St. Luke’s Health System, The Woodlands, and the Leadership Cabinet of Texas Children’s Hospital.

Mr. Whitlock brings to the Board extensive experience in public company financial management and reporting.

The Board has determined that Mr. Whitlock qualifies as an independent director and meets the independence requirements for audit committee membership under Sections 303A.02 and 303A.07 of the New York Stock Exchange Listed Company Manual and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

There are no understandings or arrangements between Mr. Hunt or Mr. Whitlock and any other person pursuant to which Mr. Hunt or Mr. Whitlock was selected to serve as a director of the Board. There are no relationships between Mr. Hunt or Mr. Whitlock and the General Partner or any of its subsidiaries that would require disclosure pursuant to
Item 404(a) of Regulation S-K.

Mr. Hunt will not receive any compensation from the Partnership for his services. Mr. Whitlock will receive compensation for his services as director consistent with that provided to other non-employee directors, as described in Part III, Item 11. “Executive Compensation—Director Compensation” of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

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SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, its general partner

Date: April 28, 2016
	By:	/s/ William H. Schmidt, Jr.
	Name:	William H. Schmidt, Jr.
	Title:	Executive Vice President, General Counsel and
Secretary

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